EXHIBIT 99.1
NEWS RELEASE

Contact:	Alliance Data Systems
Ed Heffernan
Analysts/Investors
972.348.5196
eheff@alldata.net

Shelley Whiddon – Media
972.348.4310
swhiddon@alldata.net
ALLIANCE DATA SYSTEMS’ EPSILON TO ACQUIRE BIGFOOT INTERACTIVE,
A LEADING EMAIL COMMUNICATIONS AND MARKETING SERVICES FIRM
DALLAS, Texas, Sept. 8, 2005 — Alliance Data Systems Corp. (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that through its Epsilon subsidiary, it has reached an agreement to acquire Bigfoot Interactive. Based in New York City, Bigfoot Interactive is a leading full-service provider of strategic ROI-focused email communications and marketing automation solutions with approximately 85 full-time employees, all of whom are expected to remain as part of the transaction. Bigfoot Interactive’s management will play a key role in Epsilon’s business as well as in the continued development and expansion of Alliance Data’s growing loyalty and marketing services in North America. Representing approximately 165 brands and divisions across its client base, Bigfoot Interactive has a strong presence in the financial services sector (clients include JPMorgan Chase & Co., Capital One and Discover Financial Services), and in the retail sector (Amazon Services, Target and Expedia).
Currently, the Canadian AIR MILES® Reward Program comprises the majority of Alliance Data’s growing Marketing Services segment, with Epsilon serving as Alliance Data’s U.S. marketing platform. Upon closing, Bigfoot Interactive plans to be known as

Epsilon Interactive and will serve as Epsilon’s key offering in the interactive marketing and communications space.
Identified by Forrester and JupiterResearch as a market leader among email marketing services providers, Bigfoot Interactive helps its clients acquire, grow and retain profitable customer relationships through large-scale, highly relevant and permission-based email communications. Specifically, Bigfoot Interactive receives customer data from its clients and develops highly targeted and automated email campaigns that generate measurable results and marketing ROI.
The benefits Alliance Data expects to realize from this acquisition include:
•	A stronger presence for Epsilon in both the financial and retail verticals;

•	A new capability for Epsilon to provide large-scale, highly targeted email communications and marketing integration, and automation solutions;

•	An industry-leading, integrated real-time marketing platform capable of delivering segmented and highly customized programs across multiple channels: direct mail, email and call center;

•	Expanded capabilities focused around the growing market need for integrated email/direct mail customer optimization services and solutions, which can be offered to Epsilon’s and Alliance Data’s existing clients.
Total consideration for the transaction is expected to be approximately $120 million. The acquisition is anticipated to close this fall. Annual revenues of Bigfoot Interactive are approximately $30 million and growing rapidly, with EBITDA margins in excess of those at Alliance Data today. The deal is expected to be slightly accretive to cash earnings and neutral to GAAP earnings during 2006, with increasing accretion expected thereafter, resulting from anticipated growth of the business and planned deleveraging from strong cash flow generation.
“We are excited about this strategic acquisition and are pleased to welcome Bigfoot Interactive employees to Epsilon as well as to the Alliance Data family,” said Mike Iaccarino, president of Epsilon. “Bigfoot Interactive brings with it attractive leveragability and a business model that addresses both the significant demand for, and the market’s rapid growth of, multi-channel marketing services, technologies and database solutions that help marketers optimize customer relationships and marketing return on investment. With Bigfoot Interactive’s solutions and highly experienced staff, we have further enhanced our competitive advantage that will expand Epsilon’s comprehensive offering and will further strengthen our leadership position in the industry.”
With the close of the transaction, Al DiGuido, chief executive officer of Bigfoot Interactive, will serve as president of Epsilon Interactive. “We are extremely excited to be part of the Alliance Data Systems and Epsilon family. We all believe that the marketing service leaders of tomorrow will be defined by their ability to help marketers efficiently leverage customer data, knowledge and communication channels to produce timely, relevant, and integrated dialogues with key prospects and customers. This combined product and service offering gives marketers access to the most comprehensive customer optimization solutions available under a single brand. We look forward to building the new benchmark organization in marketing services for many years to come.”
John Scullion, president of Alliance Data’s Loyalty and Marketing Services, said, “This acquisition of Bigfoot Interactive is a testament to Alliance Data’s continued focus on building our loyalty and marketing business into one of the largest and most sophisticated offerings in North America.”
Bigfoot Interactive was advised by Petsky Prunier LLC.
About Epsilon
Alliance’s Epsilon business unit is a leading relationship marketing company that helps clients create measurable business results through integrated marketing services. Epsilon is committed to maximizing the value, growth and loyalty of clients’ customer and prospect portfolios through core services including data analysis, multi-channel direct communications and database marketing. Epsilon services enable clients to build enduring customer relationships by identifying marketing opportunities and creating actionable customer insight. Founded in 1969, Epsilon maintains offices in Boston, Dallas, St. Louis and Washington, D.C. Alliance Data Systems acquired Epsilon in 2004.
For more about Epsilon, see www.epsilon.com.

About Alliance Data Systems
 Alliance Data Systems is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data Systems employs approximately 7,500 associates at 35 locations in the United States and Canada. For more information about the company, visit its web site, www.AllianceDataSystems.com.
About Bigfoot Interactive
Bigfoot Interactive (www.bigfootinteractive.com) is the leading provider of strategic, ROI-focused email communications solutions and marketing automation technologies. Through its combination of innovative technologies, professional services and vertical market expertise, Bigfoot Interactive helps marketers acquire, grow and retain profitable customer relationships through highly relevant and personalized email communications. The company’s end-to-end suite of industry-specific products and services includes scalable email campaign technology, delivery optimization, marketing automation tools, turnkey integration solutions, strategic consulting, and creative expertise to produce email programs that generate measurable results throughout the customer lifecycle.
Since 1997, Bigfoot Interactive has developed successful permission-based email programs for more than 150 top companies, including Expedia, American Honda Motor Co. and The Washington Post/Newsweek Interactive. Privately held and based in New York, the company’s investors include JPMorgan Partners, Flatiron Partners, Hudson Ventures, Mitsui & Co., Grey Ventures, HPJ Media Ventures and Syndicat Technologies.
Alliance Data Systems’ Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
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